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           MEASUREMENT SPECIALTIES, INC.

EXHIBIT 11 -- STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                 September 30, 1995
                                                              For the six months
                                                              ended September 30,
                                                            1995               1994
                                                            ----               ----
Primary net income (loss) per common share:

     Weighted average common shares outstanding          $3,527,678         $3,494,069
     Net effect of dilutive common equivalent
         shares based on the treasury stock
         method using average market price                  207,208
                                                          ---------          ---------
     Total                                                3,734,886          3,494,069
                                                          ---------          ---------

     Net income (loss)                                      360,894            (33,644)
     Preferred dividend requirements                                            (1,527)
                                                          ---------          ---------

     Net income (loss) available to common shareholders     360,894            (35,171)
                                                          ---------          ---------

     Primary net income (loss) per common share               $0.10             ($0.01)


Fully diluted net income (loss) per common share:

     Weighted average common shares outstanding           3,527,678          3,494,069
     Net effect of dilutive common equivalent
         shares based on the treasury stock
         method using period-end market price,
         if higher than average market price                212,109
                                                          ---------          ---------
     Total                                                3,739,787          3,494,069
                                                          ---------          ---------

     Net income (loss)                                      360,894            (33,644)
                                                          ---------          ---------

     Fully diluted net income (loss) per common share (a)     $0.10             ($0.01)


(a) Improvements of earnings per common share computed on the fully diluted basis have not been taken into account


                                                              For the three months
                                                              ended September 30,
                                                            1995               1994
                                                            ----               ----
Primary net income (loss) per common share:

     Weighted average common shares outstanding          $3,531,204         $3,494,069
     Net effect of dilutive common equivalent
         shares based on the treasury stock
         method using average market price                  232,870
                                                          ---------          ---------
     Total                                                3,764,074          3,494,069
                                                          ---------          ---------

     Net income (loss)                                      347,363            (55,282)
     Preferred dividend requirements                                              (768)
                                                          ---------          ---------
     Net income (loss) available to common shareholders     347,363            (56,050)
                                                          ---------          ---------

     Primary net income (loss) per common share               $0.09             ($0.02)


Fully diluted net income (loss) per common share:

     Weighted average common shares outstanding           3,531,204          3,494,069
     Net effect of dilutive common equivalent
         shares based on the treasury stock
         method using period-end market price,
         if higher than average market price                232,870
                                                          ---------          ---------
     Total                                                3,764,074          3,494,069
                                                          ---------          ---------

     Net income (loss)                                      347,363            (55,282)

                                                          ---------          ---------

     Fully diluted net income (loss) per common share (a)     $0.09             ($0.02)



(a) Improvements of earnings per common share computed on the fully diluted basis have not been taken into account
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